UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2005

NetIQ Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26757	77-0405505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3553 North First Street, San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 856-3000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of NetIQ Corporation (the “Company”) approved the following compensation terms for the Company’s chief executive officer, Charles M. Boesenberg:

•	Mr. Boesenberg will continue to receive no salary or bonus through December 2006. Mr. Boesenberg has already foregone salary and bonus for fiscal years 2004 and 2005.

•	Mr. Boesenberg was granted the right to receive 150,000 shares of the Company’s common stock at a purchase price of $.001 per share, subject to repurchase by the Company at cost in certain circumstances. The repurchase right will lapse as to 37,500 shares on each of January 1, 2006, July 1, 2006 and January 1, 2007 if Mr. Boesenberg remains with the Company on such date, or earlier if he is terminated by the Company without cause or resigns for good reason. The repurchase right will lapse as to the remaining 37,500 shares if Mr. Boesenberg remains with the Company until February 2010, or earlier with respect to 12,500 shares on each of January 1, 2006, July 1, 2006 and January 1, 2007 if the Company achieves certain performance objectives during the previous 6-month period.

•	Mr. Boesenberg was granted options to purchase a total of 225,000 shares of the Company’s common stock, at an exercise price of $12.00 per share for 183,333 shares and an exercise price of $11.88 per share for 41,667 shares, each of which represents the fair market value of our common stock on the grant date as determined under the plans under which such option shares were awarded. These options will become vested and exercisable as to a total of 75,000 shares on each of January 1, 2006, July 1, 2006 and January 1, 2007 if he remains with us on the vesting date.

•	Mr. Boesenberg will continue to be protected by the standard change of control agreement applicable to executive officers of the Company, and because he will not receive cash compensation through December 2006, for purposes of the calculation of any severance payment under that agreement, his annual base salary and annual target bonus would each be deemed to be $500,000 until January 1, 2007. Under the agreement, if he is involuntary terminated without cause or constructively terminated within 12 months after a change of control, he is entitled to 18 months of base salary and target bonus, 18 months of continued benefits coverage, and full accelerated vesting of his outstanding options.

The Committee approved these terms as part of a review of Mr. Boesenberg’s performance, his compensation history and other metrics in determining the appropriate mechanisms to provide an incentive to Mr. Boesenberg to remain with Company and drive its performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetIQ Corporation

By:	/s/ Richard H. Van Hoesen
Richard H. Van Hoesen
Senior Vice President and
Chief Financial Officer

Date: February 8, 2005